EXHIBIT 4.5


                           SUBORDINATION AGREEMENT

      This Subordination Agreement (the "Agreement") is entered into as of the 8th day of March 2006, by and between RAPID LINK INCORPORATED, a Delaware corporation (the "Company"), CHARGER INVESTMENTS, LLC, a California limited liability corporation, an individual resident of the State of California (the "Subordinate Lender") and TRIDENT GROWTH FUND, L.P., a Delaware limited partnership (the "Senior Lender").

                                   RECITALS
                                   --------

      WHEREAS, in connection with a loan transactions (the "Subordinate Lender Loan") between Subordinate Lender and the Company, the Company executed, among other documents, a 10% Secured Convertible Debenture in the amount of $400,000 of even date herewith, as such promissory note has been thereafter amended or modified in writing or otherwise (the "Subordinate Lender Note"). It is expressly understood and agreed that all amounts loaned to the Company by the Subordinate Lender at any time, whether described in the Subordinate Lender Note or the Subordinate Loan Documents (as defined below) shall be considered part of the Subordinate Lender Loan for purposes of this Agreement. The Subordinate Lender Note, the Security Agreement, if any, and any other documents, instruments or written or oral agreements evidencing or securing payment of the Subordinate Lender Loan are hereinafter collectively referred to as the "Subordinate Loan Documents"; and

      WHEREAS, in connection with a certain loan transaction (the "Senior Lender Loan") between Senior Lender and the Company, the Company shall execute, among other documents, a 10% Secured Convertible Debenture (the "Senior Lender Note") and Loan Agreement in the stated principal amount of $600,000.00, payable to the order of Senior Lender. The payment of the indebtedness evidenced by the Senior Lender Loan shall be secured by, among other things, a Security Agreement covering the Collateral. The Senior Lender Note, the Loan Agreement, and any other documents, instruments or written agreements evidencing or securing payment of the Senior Lender Loan are hereinafter collectively referred to as the "Senior Lender Loan Documents"; and

      WHEREAS, the Company and Senior Lender propose for the indebtedness evidenced by the Senior Lender Note to be secured by, among other things, a first lien on and priority security interest in and to the Collateral. Accordingly, Senior Lender has required, as a condition to making the Senior Lender Loan, that all obligations, liens, or rights to the property or assets of the Company, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing, or due or to become due, including but not limited to those created in connection with the Subordinate Lender Loan, to the Subordinate Lender in connection with the Subordinate Lender Loan or otherwise (the "Junior Liabilities") be made subordinate to the liens, security interests, and rights of the Senior Lender and the Senior Lender Loan, as well as all obligations of Company, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing, or due or to become due to the Senior Lender (the "Senior Liabilities"), it being expressly understood and agreed that the term Senior Liabilities, as used in this Agreement, shall include, without limitation, any and all interest, fees and penalties accruing on any of the Senior Liabilities after the commencement of any proceedings referred to in paragraph 4 of this Agreement, notwithstanding any provision or rule of law which might restrict the rights of the Senior Lender, as against Company or anyone else, to collect such interest; and

      WHEREAS, Senior Lender and Subordinate Lender desire to enter into this Agreement to evidence, as more particularly described herein, Subordinate Lender's subordination of the Subordinate Lender Liens and other rights to the Senior Lender Liens and rights;

      NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. Subordination of the Subordinate Liabilities. Subordinate Lender hereby expressly subordinates the Junior Liabilities to the Senior Liabilities and acknowledges and agrees that the Senior Liabilities shall be superior and prior to the Junior Liabilities. Accordingly, except as expressly otherwise provided in this Agreement or as the Senior Lender may otherwise expressly consent in writing, the payment of any Junior Liability shall be postponed and subordinated to the payment in full of all Senior Liabilities, and no payments or other distributions whatsoever in respect of any Junior Liability shall be made, nor shall any property or assets of the Company be applied to the purchase or other acquisition or retirement of the Junior Liability.

      2. Subject to the terms of this Agreement, Subordinate Lender hereby consents, without the necessity of any other documentation, to the Senior Lender Loan and acknowledges and agrees that the neither the Senior Lender Loan nor the Senior Liabilities created thereby constitute a default under the Subordinate Lender Loan and/or Loan Documents, and if either the Senior Lender Loan or the creation of the Senior Liabilities does in fact constitute a default thereunder, Subordinate Lender agrees to amend such Subordinate Loan Documents, as soon as reasonably practicable, to permit the Senior Lender Loan and Senior Liabilities. Subordinate Lender further, without the necessity of any other documentation, acknowledges and agrees to forebear from exercising its rights and remedies under the Subordinate Loan Documents on account of any existing or future default under the Subordinate Lender Loan until the termination of this Agreement.

      3. The Subordinate Lender hereby subordinates all security interests created pursuant to any Security Agreement entered into with the Company and any other security interest created in connection with the Subordinate Lender Loan in any manner, to the security interests of the Senior Lender in all of the Collateral and all other property of the Company, now owned or hereafter acquired by same.

      4. In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar proceedings relating to the Company or to its creditors, as such, or to its property (whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Company, or any sale of all or substantially all of the assets of the Company, or otherwise), the Senior Liabilities shall first be paid in full before the Subordinate Lender shall be entitled to receive and to retain any payment or distribution in respect of the Junior Liability.

      5. The Subordinate Lender will mark the Subordinate Loan Documents, its books and records so as to clearly indicate that the Junior Liability is subordinated in accordance with the terms of this Agreement. Upon request by Senior Lender, Subordinate Lender agrees to execute and deliver such additional documents and instruments and to take such actions as may be reasonably necessary in order to further evidence and carry out the purposes, goals, and intents of this Agreement or to correct any error in this Agreement or any documents executed in connection herewith that was caused by any clerical mistake, computer malfunction, printing error or similar error.

      6. The Subordinate Lender hereby waives all diligence in collection or protection of or realization upon the Senior Liabilities or any security for the Senior Liabilities. In exercising rights and remedies with respect to the Collateral, the Senior Lender may enforce the provisions of the Senior Loan Documents and exercise remedies thereunder and under any other Senior Loan Documents, all in such order and in such manner as it may determine in its sole and absolute discretion. Such exercise and enforcement shall include, without limitation, the rights to sell or otherwise dispose of Collateral, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under bankruptcy or similar laws of any applicable jurisdiction.

      7. During the term hereof, the Subordinate Lender will not without the prior written consent of the Senior Lender: (a) attempt to enforce or collect the Junior Liability or any rights in respect of the Junior Liability; (b) take any Collateral or enforce any rights in respect of any Security Agreement; (c) sell, assign, transfer, pledge, or give a security interest in the Junior Liabilities; (d) commence, prosecute or participate in any administrative, legal or equitable action against the Company or in any administrative, legal, or in any administrative, legal or equitable action that might adversely affect the Company or its interest; (e) take any lien or security on any of the Company's property, real or personal; (f) incur any obligation to or receive any loan advances, or gifts from the Company; or (g) commence, or join with any other creditor in commencing, any bankruptcy, reorganization or insolvency proceedings with respect to the Company.

      8. As an additional security for the Senior Liabilities, and to secure the performance of all of the Subordinate Lender's obligations hereunder, Subordinate Lender hereby transfers, grants a security interest in, and assigns to the Senior Lender all of Subordinate Lenders' rights to any payments or distributions which might otherwise be due to the Subordinate Lender from the Company. Senior Lender is hereby irrevocably constituted and appointed the attorney-in-fact of Subordinate Lender to file any and all proofs of claim (if Subordinate Lender has not demonstrated to the satisfaction of the Senior Lender, no later than 20 days prior to the applicable bar date, that such Subordinate Lender has filed an appropriate claim or proof of claim), financing statements, and any other documents and to take all other action, either in Senior Lender's name, or in the Subordinate Lender's name, whichever is necessary to enable Senior Lender to obtain all such payments. The Company hereby agrees to make such payments, if any, to the Senior Lender.

      9. This Agreement and the obligations, rights and benefits of the parties hereto shall terminate upon the earlier to occur of (a) payment in full of the indebtedness evidenced by the Subordinate Lender Loan Documents and the Junior Liabilities as a whole, or (b) the payment in full of the indebtedness evidenced by the Senior Lender Loan Documents and the Senior Liabilities as a whole.

      10. The Senior Lender may, from time to time, during the term of this Agreement, at its sole discretion and without notice to the Subordinate Lender, take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Senior Liabilities;
 (b) retain or obtain the primary or secondary obligation of any other obligor or obligors with respect to any of the Senior Liabilities; (c) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Liabilities, or release or compromise any obligation of any nature of any obligor with respect to any of the Senior Liabilities; and (d) release their security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Senior Liabilities, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property.

      11. The Senior Lender may, from time to time, during the term of this Agreement, without notice to the Subordinate Lender, assign or transfer any or all of the Senior Liabilities or any interest in the Senior Liabilities as well as this Agreement; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer of the Senior Liabilities, such Senior Liabilities shall be and remain Senior Liabilities for the purposes of this Agreement, and every immediate and successive assignee or transferee of any of the Senior Liabilities or of any interest in the Senior Liabilities shall, to the extent of the interest of such assignee or transferee in the Senior Liabilities, be entitled to the benefits of this Agreement to the same extent as if such assignee or transferee were the Senior Lender, as applicable; provided, however, that, unless the Senior Lender shall otherwise consent in writing, the Senior Lender shall have an unimpaired right, prior, and superior to that of any such assignee or transferee, to enforce this Agreement, for the benefit of the Senior Lender, as to those of the Senior Liabilities which the Senior Lender has not assigned or transferred.

      12. The Senior Lender shall not be prejudiced in its rights under this Agreement by any act or failure to act of the Company or the Subordinate Lender, or any noncompliance by the Company or the Subordinate Lender with any agreement or obligation, regardless of any knowledge thereof which the Senior Lender may have or with which the Senior Lender may be charged; and no action of the Senior Lender permitted under this Agreement shall in any way affect or impair the rights of the Senior Lender and the obligations of the Subordinate Lender under this Agreement.

      13. No delay on the part of the Senior Lender in the exercise of any right or remedy shall operate as a waiver of such right or remedy, and no single or partial exercise by the Senior Lender of any right or remedy shall preclude other or further exercise of such right or remedy or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Agreement be binding upon the Senior Lender except as expressly set forth in a writing duly signed and delivered on behalf of the Senior Lender. For the purposes of this Agreement, Senior Liabilities shall include all obligations of the Company to the Senior Lender, notwithstanding any right or power of the Company or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the agreements and obligations of the Subordinate Lender under this Agreement.

      14. Subordinate Lender further agrees that in case Subordinate Lender should take or receive any security interest in, or lien by way of attachment, execution, or otherwise on any of the property, real or personal, of the Company, or should take or join in any other measure or advantage contrary to this Agreement, at any time prior to the payment in full of all of the Senior Liabilities, Senior Lender shall be entitled to have the same vacated, dissolved and set aside by such proceedings or law, or otherwise, as the Senior Lender may deem appropriate, and this Agreement shall be and constitute full and sufficient grounds therefore and shall entitle the Senior Lender to become a party to any proceedings at law, or otherwise, initiated by the Senior Lender or by any other party, in or by which the Senior Lender deems it appropriate to protect its interests hereunder. Subordinate Lender agrees that if it violates this Agreement, it shall be liable to the Senior Lender for all losses and damages sustained by the Senior Lender by reason of such breach, including Senior Lender's attorney's fees and costs in any such legal action.

      15. Except as otherwise expressly agreed to herein, if Subordinate Lender shall receive any payments, security interests, or other rights in any property of the Company in violation of this Agreement, such payment or property shall be received by Subordinate Lender in trust for the Senior Lender and shall subsequently be delivered and transferred to the Senior Lender immediately upon receipt thereof.

      16. This Agreement shall be binding upon the Subordinate Lender and the Company as well as their respective successors and assigns, and shall inure to the benefit of Senior Lender and its successors and assigns.

      17. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be sent by first class U.S. mail, or by cable, telex, telegram, facsimile transmission, or by other electronic means or delivered by hand or by overnight or similar delivery service, fees prepaid, to the party to whom it is to be given at the address of such party set forth below or to such other address for notice as such party shall provide in accordance with the terms of this section. Except as otherwise specifically provided in this Agreement, notice so given shall, in the case of notice given by certified mail (or by such comparable method) be deemed to be given and received on the date of certification (or comparable act) thereof, in the case of notice so given by overnight delivery service, on the date of actual delivery, and, in the case of notice so given by cable, telegram, facsimile transmission, telex or personal delivery, on the date of actual transmission or, as the case may be, personal delivery. If any communication is sent by e-mail or such other electronic means, such communication shall be effective upon confirmation (whether by return e-mail or otherwise) of receipt of such e-mail or electronic transmission.

      If to the Company:       17383 Sunset Boulevard
                               Suite 350
                               Pacific Palisades, California  90272
                               Telephone:  (310) 566-1700
                               Facsimile:  (310) 573-9435
                               Attn: John Jenkins, CEO

    If to Subordinate Lender:



      If to Senior Lender:     Trident Growth Fund, LP
                               700 Gemini
                               Houston, Texas 77058
                               Phone:  (281) 488-8484
                               Facsimile:  (281) 488-8404
                               Attention:  Larry St. Martin


      18. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas without regard to conflict of laws provisions. Venue for any action hereunder shall be brought in and shall be proper exclusively in Dallas County, Texas.

      19. If any provision or provisions of this Agreement should be held to be invalid or ineffective, then all other provisions shall continue in full force and effect to the same extent and in the same manner as though such invalid or unenforceable provision had never been contained herein to the extent the remaining provisions further accomplish the goals and intents of this Agreement.


                           [signature page follows]

      IN WITNESS WHEREOF, this Subordination Agreement has been made and delivered as of the first date written above.



                               SUBORDINATE LENDER:



                               _________________________________________
                               By:
                               Charger Investments, LLC


                               SENIOR LENDER:

                               Trident Growth Fund, LP
                               By: Trident Management, LLC,
                               its General Partner



                               By:_________________________
                               Its:  Authorized Member



      The Company hereby acknowledges receipt of a copy of the foregoing Subordination Agreement, waives notice of acceptance of the Subordination Agreement by the Senior Lender, and agrees to be bound by the terms and provisions of the Subordination Agreement, to make no payments or distributions contrary to the terms and provisions of the Subordination Agreement, and to do every other act and thing necessary or appropriate to carry out such terms and provisions.

      Dated: As of the First Date Written Above

      COMPANY

      RAPID LINK INCORPORATED




      By: _______________________________
          John Jenkins, CEO